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                                                                    Exhibit 99.2

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CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)                  THREE MONTHS ENDED
(IN THOUSANDS, EXCEPT PER SHARE DATA)                               MARCH 31,
                                                                2003        2002
                                                                ----        ----

INTEREST AND DIVIDEND INCOME

Loans, including fees                                          $2,347     $2,515
Federal funds sold and other                                       37         49
Investment securities:
    Available for sale                                            226        147
                                                                -----      -----
TOTAL INTEREST AND DIVIDEND INCOME                              2,610      2,711
                                                                -----      -----
INTEREST EXPENSE
Deposits                                                          385        587
Federal funds purchased                                             8         18
Advances from Federal Home Loan Bank                              133         63
Junior subordinated debt (trust preferred securities)              61          0
                                                                -----      -----
TOTAL INTEREST EXPENSE                                            587        668
                                                                -----      -----
NET INTEREST INCOME                                             2,023      2,043
  Provision for loan losses                                         3         89
                                                               ------     ------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES             2,020      1,954
                                                               ------     ------
NONINTEREST INCOME

Service charges on deposit accounts                               203        167
Net merchant credit card processing                                42         44
Other noninterest income                                          167        139
                                                               ------     ------
TOTAL NONINTEREST INCOME                                          412        350
                                                               ------     ------
NONINTEREST  EXPENSE

Salaries and employee benefits                                   1018        969
Occupancy and equipment                                           300        297
Other noninterest expense                                         671        593
                                                               ------     ------
TOTAL NONINTEREST EXPENSE                                       1,989      1,859
                                                               ------     ------
Income before income tax expense                                  443        445
Income tax expense                                                145        144
                                                               ------     ------
NET INCOME                                                     $  298     $  301
                                                               ======     ======

Basic earnings per share of common stock*                      $ 0.28     $ 0.28
Diluted earnings per share of common stock*                    $ 0.27     $ 0.28

*RETROACTIVELY ADJUSTED FOR THE 2002 15% STOCK DIVIDEND

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